Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3ASR

(Form Type)

ONE Gas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A			N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	Rule 415(a)(6)	1,220,979 (1)	$79.77(2)	$97,397,494.83(3)			S-3ASR	333-236623	February 25, 2020	$6,960.03(3)

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

This registration statement includes 1,220,979 shares of common stock, $0.01 par value (the “Common Stock”), of ONE Gas, Inc. for issuance under ONE Gas, Inc.’s Direct Stock Purchase and Dividend Reinvestment Plan.. In addition, pursuant to Rule 416 of the Securities Act of 1933, the shares of common stock being offered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being offered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, this estimate is based on the price of $79.77 per share of Common Stock, the average of the high and low sales price of the Common Stock on the New York Stock Exchange on February 22, 2023, which is a date within five business days prior to the date of filing of this Registration Statement.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act of 1,220,979 shares of our common stock registered hereunder are unsold securities previously registered on Registration Statement No. 333-236623 filed on February 25, 2020 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the $6,960.03 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.